Exhibit 8.1

[MAYER BROWN ROWE & MAW LETTERHEAD]

June 22, 2005

Hyundai ABS Funding Corporation
Hyundai Motor Finance Company
Hyundai Auto Receivables Trust
10550 Talbert Avenue
Fountain Valley, California 92708

Re:	Hyundai ABS Funding Corporation
Hyundai Motor Finance Company
Hyundai Auto Receivables Trust
Registration Statement on Form S-3 (No. 333-117398)

Ladies and Gentlemen:

     We have acted as special counsel to Hyundai ABS Funding Corporation, a Delaware corporation (“HAFC”), in connection with the Registration Statement on Form S-3, File No. 333-117398 (together with the exhibits and amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of $2,246,653,000 of asset backed notes (the “Notes”) and asset backed certificates (the “Certificates,” and together with the Notes, the “Securities”).

     As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a “Trust”) to be formed by HAFC pursuant to a Trust Agreement (each, as may be amended and restated, the “Trust Agreement”) among HAFC, Hyundai Motor Finance Company, a California corporation, as administrator and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee (the “Indenture Trustee”), and the Certificates will be issued pursuant to a Trust Agreement. Terms used herein without definition have the meanings given to such terms in the Registration Statement.

     We hereby confirm that the statements set forth in the Prospectus forming part of the Registration Statement under the headings “Summary of Terms – Tax Status” and “Material United States Federal Income Tax Consequences”, and in the form of the Prospectus Supplement under the headings “Summary of Terms – Tax Status” and “Material United States Federal Income Tax Consequences”, which statements have been prepared by us, to the extent that they